EXHIBIT 10.13

                    PRIMARY VENDOR VOLUME PURCHASE AGREEMENT


        THIS VOLUME PURCHASE AGREEMENT is entered into on this 1st day of August, 1996, between INACOM CORP., a Delaware corporation ("Inacom"), with its principal offices at 10810 Farnam Drive, Omaha, Nebraska 68154, and ALLSTAR SYSTEMS, INC., a Texas corporation ("Allstar"), with its principal offices at 6401 Southwest Freeway, Houston, Texas 77074.

AGREEMENT:

        The parties hereby agree as follows:

        1. PURCHASE COMMITMENT. It is the intention of the parties that Inacom will be the primary source (versus an alternative or second source) for Allstar's product purchases. Accordingly, during the initial term of this Agreement (as defined in Section 7 below) and any successive renewal period thereafter, and with respect to those products offered by Inacom, Allstar shall use its best efforts to purchase at least eighty percent (80%) of its annual product requirements from Inacom. As used herein, the term "best efforts" shall mean Allstar will purchase 80% of its product requirements from Inacom to the extent said products are available in Inacom's inventory or may be procured by Inacom within a reasonable period of time to satisfy Allstar's customer needs, and are made available to Allstar at reasonably competitive pricing.

        2. PRICING. The purchase price for products sold by Inacom to Allstar hereunder shall be those prices mutually agreed to by the parties in writing from time to time.

        3. TERMS OF SALE.

               A. Except as expressly set forth herein, all orders accepted for delivery will be governed exclusively by the terms and conditions of Inacom's Information Guide. No additional or different terms and conditions appearing on the face or reverse side of any order issued by Allstar shall be effective.

               B. Shipments are subject to the reasonable availability of products and Inacom shall not be liable for failure to perform hereunder due to circumstances beyond its reasonable control including, but not limited to, strikes, actions taken by Inacom's suppliers, riots, wars, fires, acts of God, or acts in compliance with any law or government regulation.

               C. Inacom will use commercially reasonable efforts to meet any scheduled shipment date.

               D. DELIVERY. Responsibility for all shipping and delivery expenses will be based upon Allstar's annual volume product purchases from Inacom and determined in accordance with the schedule set forth on Exhibit 1. In the event of a material increase in shipping and delivery expenses due to circumstances beyond Inacom's reasonable control, Inacom reserves the right to modify Exhibit 1. At the end of each of Inacom's fiscal quarters, Allstar's product purchases for the preceding quarter will be annualized to determine the applicable delivery expenses to be incurred by Allstar pursuant to the schedule set forth on Exhibit
               1. A corresponding rebate will be issued to Allstar on a quarterly basis to reflect said pricing. In addition, the delivery terms and instructions set forth on Exhibit 1 are incorporated herein by this reference and shall be applicable to the delivery of products purchased by Allstar hereunder.

               Notwithstanding the foregoing, Allstar will be responsible for all freight expenses associated with drop shipments directly to customers. Title and risk of loss for all product deliveries to Allstar or its customers shall pass to Allstar at the time products

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               are made available to the respective carrier at Inacom's
               distribution facility.

               The prices set forth in Section 3 above are exclusive of all sales, use and like taxes, payment for which shall be the sole responsibility of Allstar.

        4. As consideration for Inacom's willingness to enter into this agreement, Inacom shall have the following rights and options:

        4.1 RIGHT OF FIRST REFUSAL. In the event Allstar desires to sell, assign or transfer the business of Allstar Systems, Inc. (the "Business") whether by sale of substantially all of the assets, capital stock in Allstar or by other means (excluding an initial public offering) then Allstar shall first give written notice to Inacom.

               The notice shall contain an offer by Allstar to Inacom for Inacom to acquire the Business on the same terms and conditions proposed by the third party and shall reference Inacom's rights under this Volume Purchase Agreement. Inacom shall have sixty (60) days from the receipt of such notice to deliver written notice that Inacom shall acquire the Business upon the same terms and conditions proposed by the third party.

        4.2 SALE OF INTEREST. In the event Allstar desires to sell, assign or transfer securities issued by Allstar representing thirty-three percent (33%) or more of the aggregate voting power of the outstanding capital stock of Allstar in the aggregate or in any class of securities (excluding an initial public offering) then prior to such sale Allstar shall give written notice to Inacom and offer to sell such securities to Inacom on the terms and conditions offered to the third party. Such notice shall reference this Volume Purchase Agreement and Inacom's rights hereunder. Inacom shall have sixty (60) days from the receipt of such notice to deliver a written notice that Inacom will purchase the securities upon the same terms and conditions proposed by the third party.

        Inacom's failure or election not to exercise the rights granted to it under paragraphs 4.1 and 4.2 above shall in no way relieve Allstar from any other obligations contained in this agreement.

        The rights and options granted to Inacom by Allstar under Paragraphs 4.1 and 4.2 shall not apply to and shall be extinguished upon the sale of shares by Allstar to the public in an offering registered with the Securities and Exchange Commission under the Securities Act of 1933.

        5. MANUFACTURER INCENTIVE PROGRAMS. Funds from manufacturer sponsored reseller level incentive programs including IBM ProPlan, Apple Applefund, Compaq Reseller Marketing Fund and HP Advantage shall accrue to Allstar, provided the manufacturers continue to administer the programs in such a way that funds can be specifically allocated to Allstar. The funds from all other manufacturer incentive programs will accrue solely and exclusively to Inacom.

        6. SERVICES PROVIDED BY INACOM. The only services provided by Inacom included within the prices set forth in Section 3 are related to order processing, including nightly price and product availability downloads through Inacom's Vision Software Program. All other services provided by Inacom such as marketing, sales, finance, training and the like will be available to Allstar at the standard rates charged by Inacom for such services.

        7. TERM AND TERMINATION. The initial term of this Agreement shall be sixty-six (66) months commencing on August 1, 1996. This agreement will automatically renew for successive one year terms unless notice of nonrenewal is provided in writing by either party at least sixty (60) days prior to the end of each respective term. In addition, either party may immediately terminate this

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Agreement if the other is in material breach of any of the terms and conditions contained herein, provided, that the breaching party refuses or fails to cure such breach within ten (10) days from the date of written notice thereof.

               Within thirty (30) days after expiration of this Agreement, whether by nonrenewal or termination, Allstar shall pay to Inacom a cancellation fee of Five Hundred Seventy Thousand Five Hundred and Eight Dollars ($570,508.00).

        8. BUSINESS OPERATION. Allstar shall use its best efforts to continue to operate its business throughout the entire initial period and any subsequent renewal period of this agreement.

        9. PRESS RELEASE. Inacom and Allstar will develop a mutually agreed upon press release announcing the renewal of Inacom and Allstar's commitment to and relationship with each other. Except for such press release, neither party will disclose the nature or substance of this agreement to any third party. The timing of said release will also be at a time and in a manner mutually agreed upon by the parties.

        10. CHOICE OF LAW/FORUM. This Agreement will be governed by the laws of the State of Nebraska applicable to contracts made and fully performed in Nebraska. Any action brought by either party arising out of or in connection with this Agreement shall be brought in the appropriate state or federal courts located in Douglas County, Nebraska.

        11.    ASSIGNMENT.

               A. ASSIGNMENT BY INACOM. In the event of a sale of all or substantially all of Inacom's assets, Inacom agrees that said purchaser of Inacom's assets will be obligated to assume all of Inacom's rights, duties and obligations hereunder, subject to the terms and conditions contained herein.

               B. ASSIGNMENT BY ALLSTAR. Allstar understands and acknowledges that the rights and obligations set forth herein are personal to Allstar, and that Inacom has entered into this Agreement based on Allstar's business skill and financial capacity. Accordingly, Allstar shall not assign or otherwise encumber any interest in this Agreement without the prior written consent of Inacom. Inacom shall not unreasonably withhold its consent to an assignment of this Agreement.

        12. DISCLAIMER. Allstar ACKNOWLEDGES THAT Inacom IS NOT THE MANUFACTURER OF THE PRODUCTS. ALL PRODUCTS ARE SOLD SUBJECT TO THE MANUFACTURER'S STANDARD WARRANTY. Inacom DISCLAIMS ALL WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

        13. LIMITATION OF LIABILITY. EXCEPT AS EXPRESSLY PROVIDED HEREIN, Inacom SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CLAIMED TO HAVE RESULTED FROM THE USE, OPERATION OR PERFORMANCE OF THE PRODUCTS, REGARDLESS OF THE FORM OF ACTION, EXCEPT FOR LOSS OR DAMAGE CAUSED BY THE SOLE NEGLIGENCE OF Inacom. NOTWITHSTANDING ANY PROVISION CONTAINED HEREIN TO THE CONTRARY, THE MAXIMUM LIABILITY OF Inacom TO Allstar OR ANY PERSON WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH ANY SALE, LICENSE, USE OR EMPLOYMENT OF ANY PRODUCTS DELIVERED TO Allstar HEREUNDER, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, TORT OR OTHERWISE, SHALL IN NO CASE EXCEED THE ACTUAL AMOUNT PAID BY Allstar TO Inacom HEREUNDER FOR THE SPECIFIC PRODUCT THAT CAUSED THE DAMAGES. IN NO EVENT SHALL Inacom BE LIABLE TO Allstar FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR ANY DAMAGES RESULTING FROM LOSS OF USE, DATA, OR PROFITS.

        14. INDEMNIFICATION. Allstar will defend, indemnify and save and hold Inacom harmless from any and all claims, demands, damages, actions, causes of action and other liabilities of every kind and nature arising or resulting, directly or indirectly, from the operation of Allstar's business. Subject to the

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terms and conditions of Sections 12 and 13, Inacom shall indemnify Allstar for claims arising from the negligent acts or omissions of Inacom.

        15. Allstar acknowledges that it has received and reviewed Inacom's Information Guide which sets forth the policies and procedures for Allstar to follow in acquiring and marketing the products hereunder. The Information Guide is incorporated herein by reference and Allstar agrees to comply with all matters, practices and specifications contained therein and any changes, modifications or amendments made thereto by Inacom.

        16. ENTIRE AGREEMENT. This Agreement supersedes and replaces all prior agreements between Inacom and Allstar including the Supply and Service Agreements dated May 19, 1989 and August 12, 1992, respectively ("Prior Agreements"). Except for any outstanding balances on any accounts between Inacom and Allstar on the date hereof and any payment obligations of Allstar guaranteed by Inacom including Allstar's inventory line of credit with Deutsche Financial Services (Account No. 30372), each party hereby releases the other and its officers, directors, shareholders, agents and employees from any and all claims, debts, liabilities and obligations of any nature, whether accrued, absolute, contingent, known or unknown on the date hereof, in any way relating to the Prior Agreements including License fees payable under the Prior Agreements.

INACOM CORP.                                       ALLSTAR SYSTEMS, INC.


By:  /s/ JOHN J. DURKIN                            By: /s/ JAMES H. LONG

Name:    John J. Durkin                            Name:   James H. Long

Title:   Vice President - Bus. Dev.               Title:   CEO


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                                    EXHIBIT 1


                                                          FREIGHT PERCENTAGE
               ANNUAL VOLUME PURCHASE                     INCURRED BY ALLSTAR

            (less than)$60M                                      0%
                      $60M                                       0%
                      $59M                                       0%
                      $58M                                       0%
                      $57M                                       0%
                      $56M                                       0%
                      $55M                                       0%
                      $54M                                       0%
                      $53M                                       0%
                      $52M                                       0%
                      $51M                                       0%
                      $50M                                       0%
                      $49M                                       5%
                      $48M                                       10%
                      $47M                                       15%
                      $46M                                       20%
                      $45M                                       25%
                      $44M                                       30%
                      $43M                                       35%
                      $42M                                       40%
                      $41M                                       45%
                      $40M                                       100%
         (greater than)$40M                                      100%


OMAHA, NE  Originated Shipments:

All orders will be consolidated each business day into 1 shipment and routed SKYWAY EXPRESS TRUCK (XT) for next business day delivery.

SWEDESBORO, NJ Originated Shipments:

All orders will be consolidated each business day and routed most economical means. Under 150 lb. ship UPS GROUND ONLY. Shipments 150 lb. or greater route SKYWAY EXPRESS TRUCK (XT).

ONTARIO, CA  Originated Shipments:

All orders will be consolidated each business day and routed with the most economical means. Under 150 lb. ship UPS GROUND ONLY. Shipments 150 lb. or greater route SKYWAY EXPRESS TRUCK (XT).

        * To ensure that orders are shipped in the manner described above, orders need to be placed under T0372 AND HAVE VFO in the SHIP VIA CODE. By using the VFO SHIP VIA, your orders will be charged VF3 rates (.375). If any other account numbers OR Ship Via Codes (i.e., VF1, VF2, VF3, UPS, FP1) are used, normal Inacom freight charges will apply to the order.

Please contact Dave Long at Inacom Corp. if you should have any questions regarding VFO instructions.

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